UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Legend International Holdings, Inc.

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1

TO OUR STOCKHOLDERS:

You are cordially invited to attend our 2008 Annual Stockholders’ Meeting to be held at Club Room 2, 9th Floor, Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia on November 27, 2008, at 2.00pm.

We have attached a Notice of Annual Meeting of Stockholders and Proxy Statement that discuss the matters to be presented at the meeting.

At this year’s meeting, we will be asking our stockholders to elect Joseph Isaac Gutnick, David Stuart Tyrwhitt, Dr U.S Awasthi, Manish Gupta, Dr Allan Trench, and Mr Henry Herzog as directors.

We hope that you will come to the Annual Meeting in person. Even if you plan to come, we strongly encourage you to vote now. Instructions on voting by facsimile or mail are shown on your proxy and in the Proxy Statement. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted. Your vote is important and will be greatly appreciated.

If you have any questions about the matters to be voted on at the Annual Meeting or you need help voting your shares, please contact me at (613) 8532 2866 or peter@lgdi.net.

PETER LEE
CFO & Secretary

1

LEGEND INTERNATIONAL HOLDINGS, INC.

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

Time

2.00pm. on November 27, 2008

Place

Club Room 2, 9th Floor, Sebel Albert Park, 63 Queens Road, Melbourne Victoria 3004 Australia

Purposes

To elect six members of the Board of Directors to serve a one year term.

To transact any other business that properly comes before the Meeting or any adjournment of the Meeting.

Record Date

You can vote if you were a stockholder of record at the close of business on October 10, 2008.

By order of the Board of Directors

Peter Lee
Secretary

October 10, 2008
Melbourne, Victoria, Australia

HOW TO VOTE

Your vote is important. You may vote by using a traditional proxy card and returning it to us by mail to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, USA.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 27, 2008:

This Proxy Statement and the accompanying Annual Report are available via the Internet at:
www.lgdi.net

LEGEND INTERNATIONAL HOLDINGS, INC.

Proxy Statement

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE SOLICITATION

We are sending you these proxy materials in connection with the solicitation by the Board of Directors of Legend International Holdings, Inc. (OTCBB: LGDI) of proxies to be used at Legend’s Annual Meeting of Stockholders to be held on November 27, 2008, and at any adjournment or postponement of the Meeting. “We”, “our”, “us” and the “Company” all refer to Legend.  The proxy materials are first being mailed on or about October 27, 2008.

Who may vote

You will only be entitled to vote at the Annual Meeting if our records show that you held your shares on October 10, 2008. At the close of business on October 10, 2008, a total of 226,273,976 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

How to vote

If your shares are held by a broker, bank or other nominee, it will send you instructions that you must follow to have your shares voted at the Annual Meeting. If you hold your shares in your own name as a record holder, you may instruct the proxy agents how to vote your shares as described below.

Vote by mail

If you choose to vote by facsimile or mail, simply mark your proxy, date and sign it, and return it to us in the envelope provided. If the envelope is missing, please mail your completed proxy card to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, USA.

Voting at the Annual Meeting

The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

How to revoke your proxy
You may revoke your proxy at any time before it is voted. If you are a record stockholder, you may revoke your proxy in any of the following ways:

•	by giving notice of revocation at the Annual Meeting.

•	by timely delivery of written instruction revoking your proxy to Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, USA.

•	by voting in person at the Annual Meeting.

How votes will be counted

The Annual Meeting will be held if a quorum, consisting of a majority of the outstanding shares of common stock entitled to vote, is represented at the Meeting. If you have returned a valid proxy or are a record holder and attend the Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters introduced. Abstentions and broker “non-votes” are also counted in determining whether a quorum is present. A “broker non vote” occurs when a broker, bank or nominee that holds shares for a beneficial owner does not vote on a particular proposal because it does not have discretionary voting power for that proposal and has not received voting instructions from the beneficial owner.

If a quorum is not present at the Annual Meeting, a majority of the shares present, in person or by proxy, has the power to adjourn the Meeting from time to time until a quorum is present. Other than announcing at the Annual Meeting the time and place of the adjourned Meeting, no notice of the adjournment will be given to stockholders unless required because of the length of the adjournment.

Directors will be elected by a plurality of the votes cast at the meeting.

Abstentions and broker “non-votes” are not counted in the election of directors or the approval of any other matter.

List of stockholders

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting, between the hours of 9.00 a.m. and 5.00 p.m., at our principal executive offices at Level 8, 580 St Kilda Road Melbourne Victoria 3004 Australia.

Cost of this proxy solicitation

We will pay the cost of preparing, assembling and mailing the notice of meeting, proxy statement and enclosed proxy card.  In addition to the use of mail, our employees may solicit proxies personally and by telephone.  Our employees will receive no compensation for soliciting proxies other than their regular salaries.  We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies.  We may reimburse such persons for their expenses incurred in connection with these activities.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Our By-laws provide that the number of Directors of the Company shall be a minimum of one person and that the number of directors which shall thereafter constitute the whole Board shall be determined by the Board of Directors.  The Board has determined that the number of Directors constituting the whole Board shall be six.

Directors need not be stockholders of the Company or residents of the State of Delaware.  Directors are elected for an annual term and generally hold office until the next Directors have been duly elected and qualified.  Directors may receive compensation for their services as determined by the Board of Directors. A vacancy on the Board may be filled by the remaining Directors even though less than a quorum remains.  A Director appointed to fill a vacancy remains a Director until his successor is elected by the Stockholders at the next annual meeting of Shareholder or until a special meeting is called to elect Directors.

Our Board of Directors currently has six members who hold office for a period of one year.

Your proxy will be voted FOR the election of the six nominees named below, unless you withhold authority to vote for any or all of the nominees. Management has no reason to believe that a nominee will be unwilling or unable to serve as a director. However, if a nominee is unwilling or unable to serve, your proxy will be voted for another nominee designated by our Board of Directors.

Director nominees

The following are management’s director nominees

Name	Director Since
Joseph Isaac Gutnick	November 2004
David Stuart Tyrwhitt	February 2005
Dr U.S Awasthi	August 2008
Manish Gupta	August 2008
Dr Allan Trench	August 2008
Henry Herzog	August 2008

Directors and executive officers

The following table lists our directors and executive officers.

Name	Age	Position(s) Currently Held with the Company

Joseph Gutnick	56	Chairman of the Board, President, Chief Executive Officer and Director
David Tyrwhitt	70	Vice President and Director
Dr U.S Awasthi	63	Director
Manish Gupta	41	Director
Dr Allan Trench	44	Director
Henry Herzog	67	Director
Peter Lee	51	Secretary and Chief Financial Officer
Craig Michael	31	General Manager Development & Resources

Biographical information provided to us by our directors and executive officers is as follows.

JOSEPH GUTNICK
Mr. Gutnick has been Chairman of the Board, President and Chief Executive Officer since November 2004 and has been Chairman of the Board, President and Chief Executive Officer of numerous public listed companies in Australia and the USA specialising in the mining sector since 1980 and is currently a Director of Quantum Resources Limited.  Mr. Gutnick was previously been a Director of the World Gold Council.  He is a Fellow of the Australasian Institute of Mining & Metallurgy and the Australian Institute of Management and a Member of the Australian Institute of Company Directors.

DAVID TYRWHITT

Dr Tyrwhitt was appointed a Director in March 2005. He is a geologist, holding a Bachelor of Science and PhD degrees and has 46 years experience in mineral exploration and management development and operation of gold mines in Australia.  Dr Tyrwhitt has been a Director of numerous public listed companies in Australia in the mining industry and is currently a Director of Hawthorn Resources Limited, and Quantum Resources Limited and has also been a Director of Golden River Resources Corp, a Delaware corporation (GORV.OB) since 1996 and Northern Capital Resources Corp., a Nevada corporation since 2008.

U.S. AWASTHI

Dr. Awasthi was appointed a Director in August 2008. Dr. Awasthi has been the Managing Director of IFFCO since February 1993, the largest producer and seller of fertilisers in India. Dr. Awasthi has worked in various pivotal positions in IFFCO & KRIBHCO and acquired all-round expertise in planning and execution of fertiliser plants and was closely associated with the construction of Hazira as well as Aonla Projects. In 1986, he joined Pyrites, Phosphates & Chemicals Limited (PPCL) as its Chairman and Managing Director. He also held additional charge as Chairman & Managing Director of Rashtriya Chemicals & Fertilisers Ltd. (RCF) from April 1991 to March 1992. Dr. Awasthi was the Chairman of the Fertiliser Association of India (FAI), New Delhi, during 1994-96. He held the position of President, International Fertiliser Industry Association (IFA), Paris during 1997-99. Dr. Awasthi has over 30 papers to his credit and has co-authored a book ‘Fertiliser Industry in India’.

MANISH GUPTA

Mr. Gupta was appointed a Director in August 2008. Mr Manish Gupta graduated from the Indian Institute of Technology (IIT), Delhi, India in 1988 with a Bachelor of Technology specialising in Civil Engineering and continued his studies at the Institute of Management (IIM), Calcutta, India where he gained a Post Graduate Diploma in Management in 1990 specialising in Development, Marketing, and then at the University of Pune, Pune, India where he gained a Bachelor of Laws (LLB) in 1996 excelling in Taxation and Commercial Laws. Mr Gupta has held several positions in the Indian Government including with the Indian Taxation Office and as Deputy Secretary to the Government of India, Ministry of Chemicals and Fertilisers, and as an Additional Commissioner of Income Tax and Officer on Special Duty to the Revenue Secretary, Government of India. In May 2004, he joined IFFCO and currently heads the strategic management team of IFFCO, responsible for formulating the future vision of the society and associated strategic decision making including setting up new ventures and partnerships, acquisition of existing ventures and diversification in new areas.

ALLAN TRENCH

Dr. Trench was appointed a Director in August 2008. Dr Allan Trench is a geologist/geophysicist and business management consultant with approximately 20 years experience within the Australian resources sector across a number of commodity groups. Dr Trench was the Exploration Manager for WMC for the Leinster-Mt Keith region and then managed a number of exploration companies associated with Mr. Joseph Gutnick before joining McKinsey & Company as a management consultant. In his role at McKinsey, Dr Trench was an advisor to a number of large international resources companies on strategic, organisation and operational issues. From 2004 to 2006 Dr Trench was employed in a contract role as corporate strategist end benchmarking manager at Woodside Energy, helping to building Woodside’s capability in strategy, benchmarking and performance improvement across its global asset portfolio. Dr Trench also serves as a non executive director for two other resource companies and currently holds the title of Adjunct Professor of Mineral Economics & Mine Management at the WA School of Mines, Curtin University.

HENRY HERZOG

Mr. Herzog was appointed a Director in August 2008. Mr Henry Herzog has served in a number of various positions as President, Vice President or Director on a number of publically listed companies in Australia and the United States, predominantly in the mining sector. Mr. Herzog has restructured and reorganised several publically listed companies including U.S. company Bayou International Limited where he served as its President and Chief Executive Office from 1986-1988 and then as a Vice President through to June, 1999. Mr Herzog has also occupied a variety of other management and consulting roles and has over forty years of business experience. Mr Herzog has spent the last six years managing a number of private investment entities and currently sits on the Board of Trustees of a non-profit college of higher education.

PETER LEE

Mr Lee has been Chief Financial Officer and Secretary since February 2005. Mr Lee is a Member of the Institute of Chartered Accountants in Australia, a Fellow of Chartered Secretaries Australia Ltd., a member of the Society of Corporate Secretaries and Governance Professionals in the USA; a Member of the Australian Institute of Company Directors and holds a Bachelor of Business (Accounting) from Royal Melbourne Institute of Technology. Mr. Lee has been the Chief Financial Officer of Golden River Resources Corporation since 1989 and a Director and Secretary of this company since 1996. He has over 25 years commercial experience and is currently Chief Financial Officer, General Manager Corporate and Company Secretary of several listed public companies in Australia and in the USA.

CRAIG MICHAEL

Mr. Michael has 8 years experience in the mining and resources industry. His previous work was with Oxiana Ltd where he was based in Laos in a Supervisor/Trainer role, both as a Mine Geologist and Resource Geologist at the Sepon Copper Gold Project. He was responsible for the geological interpretation of the Khanong copper-gold deposit and the surrounding oxide and primary gold deposits. In conjunction with training the national geologic staff in all mining and resource geology functions Mr. Michael also conducted resource estimates for public reporting. Prior to his time with Oxiana, he was a Mine Geologist at Sons of Gwalia’s Carosue Dam Gold Project in Western Australia where he also conducted his honours thesis on their flagship Karari gold deposit.

BOARD AND COMMITTEES

Our Board of Directors consists of six members, of whom Dr. David Tyrwhitt, Dr. Allan Trench and Mr. Henry Herzog meet the independence requirements of the American Stock Exchange .  During fiscal 2007, our Board of Directors met four times.  The Board of Directors also uses resolutions in writing to deal with certain matters and during fiscal 2007, six resolutions in writing were signed by all Directors.

On June 27, 2008 Board of Directors adopted an Audit Committee Charter, a Compensation Committee Charter and also adopted rules governing the nomination of directors.

On August 12, 2008 the Board of Directors appointed Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Audit Committee with Dr Allan Trench as the Chair of the Committee.

On August 12, 2008 the Board of Directors appointed Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Compensation Committee with Dr David Tyrwhitt as the Chair of the Committee.

On August 12, 2008 the Board of Directors appointed Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog to the Nominating Committee with Dr David Tyrwhitt as the Chair of the Committee.

IFFCO Agreements

Effective July 14, 2008, the Company entered into a Shares option agreement with the Indian Farmers Fertilizer cooperative Limited (IFFCO”),

In connection with the execution of the Shares Option Agreement, IFFCO entered into a Shareholders Agreement with Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer pursuant to which IFFCO purchased 15 million shares of Common Stock from an affiliate of Mr. Gutnick at $1.87 per share.  The parties agreed to vote in favor of the election of their respective Board nominees, including four nominees selected by Mr. Gutnick and two by IFFCO, subject to adjustment based upon their proportionate share ownership.  The parties granted each other certain rights of first refusal and tag-along rights with respect to future sale of shares by each other and their respective affiliates.  In addition, the parties agreed to vote by mutual agreement with respect to certain material actions requiring stockholder approval.

In connection with the execution of the Shares Option Agreement and the Shareholders’ Agreement, the Company agreed to increase the size of its Board of Directors from two members to six within 30 days following the closing and to appoint two nominees of IFFCO to the Company’s Board of Directors, including the Managing Director of IFFCO, Dr. Awasthi and two additional nominees to be selected by Mr. Joseph Gutnick, the Company’s Chairman of the Board, President and Chief Executive Officer.  Mr. Gutnick’s nominees are subject to the approval of BMO Nesbitt Burns in accordance with that certain Agency Agreement dated as of June 3, 2008. IFFCO’s nominees are Dr. Awasthi and Mr. Gupta and Mr. Gutnick’s nominees are Dr. Trench and Mr. Herzog. The Company also agreed to amend its Bylaws to require that certain material actions by the Company shall require the unanimous approval of the Board of Directors.

Audit Committee:

The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. Because the Company’s common stock is traded on the Over the Counter Bulletin Board, the Company is not subject to the listing requirements of any securities exchange or the NASDAQ regarding the membership of the Company’s Audit Committee. However, it is the opinion of the Board of Directors that Dr. David Tyrwhitt, Dr. Allan Trench and Mr. Henry Herzog are independent directors as defined in Rule 10A-3 of the Securities Exchange Act of 1934. In addition, the Board believes that Dr. David Tyrwhitt, Dr. Allan Trench and Mr. Henry Herzog would meet the director independence requirements of the American Stock Exchange if we were listed on such Market.

The Board has adopted a written charter for the Audit Committee. The charter may be viewed on the Company’s website at www.lgdi.net

The Audit Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog.

The functions of the Audit Committee include:

•	making recommendations to the Board regarding the selection of independent auditors,

•	reviewing the results and scope of the audit and other services provided by the Company’s independent auditors, and

•	reviewing and evaluating the Company’s audit and control functions.

The Audit Committee has not met since its appointment and to the date of this report.

Compensation Committee:

The Compensation Committee currently consists of three independent Directors: Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog. Each member of the Compensation Committee meets the independence requirement of the American Stock Exchange

The functions of the Compensation Committee include:

•	reviewing and recommending for Board approval compensation for executive officers, and

•	making policy decisions concerning salaries and incentive compensation for employees and consultants of the Company.

The Compensation Committee has not met since its appointment and to the date of this report.

The Board has adopted a written charter for the Compensation Committee, a copy of which is available on the Company’s website at www.lgdi.net.

Nominating Committee

The Nominating Committee, which has not met at since its appointment and to the date of this report, is currently comprised of Dr Allan Trench, Dr David Tyrwhitt and Mr Henry Herzog. Each member of the Nominating Committee meets the independence requirement of the American Stock Exchange. The Nominating Committee is responsible for overseeing and evaluating the Board’s performance and selecting and evaluating prospective board of director nominees and reviewing all matters pertaining to fees and retainers paid to directors for service on the board of directors or a board committee. The Committee also oversees and provides advice to the Board regarding our corporate governance policies, practices and procedures.

The Nominating Committee will receive, review and evaluate director candidates recommended by shareholders. Candidates proposed by shareholders will be evaluated by the Committee in the same manner as candidates who are not proposed by shareholders. While shareholders may propose director nominees at any time, we must receive the required notice (described below) on or before the date set forth in the prior year’s annual proxy statement under the heading “Shareholder Proposals” in order to be considered by the Committee in connection with our next annual meeting of shareholders.

Shareholders wishing to recommend a director candidate to serve on the board may do so by providing advance written notice to the Chairman of the Nominating Committee, which identifies the candidate and includes certain information regarding the nominating shareholder and the candidate.

A nominee for director should be a person of integrity and be committed to devoting the time and attention necessary to fulfill his or her duties to the Company. The Nominating Committee will evaluate the independence of directors and potential directors, as well as his or her business experience, or specialized skills or experience. The Committee will also consider issues involving possible conflicts of interest of directors or potential directors.

The Board has adopted a written resolution governing the procedure by which the Nominating Committee will consider nominees for director, a copy of which is available on the Company’s website at www.lgdi.net

Code of Ethics

We have adopted a Code of Conduct and Ethics and it applies to all Directors, Officers and employees.  A copy of the Code of Conduct and Ethics is posted on our website www.lgdi.net  and we will provide a copy to any person without charge.  If you require a copy, you can download it from our website or alternatively, contact us by facsimile or email and we will send you a copy.

Report of the Board of Directors

Management is responsible for Legend’s financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Legend’ independent auditors are responsible for auditing those financial statements.

In performing our oversight duties we rely on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States. We also rely on the representations of the independent auditors included in their report on Legend’s financial statements.

Our oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures. Furthermore, our contacts with management and the independent auditors do not assure that:

▪	Legend’s financial statements are presented in accordance with generally accepted accounting principles,

▪	the audit of Legend’s financial statements has been carried out in accordance with generally accepted auditing standards or

▪	Legend’s independent accountants are in fact “independent.”

In connection with the inclusion of the audited financial statements in Legend’s 2007 annual report on Form 10-K, the Board of Directors:

▪	reviewed and discussed the audited financial statements with management,

▪	discussed with our independent auditors the materials required to be discussed by SAS 61,

▪	reviewed the written disclosures and the letter from our independent auditors required by Independent Standards Board Standard No. 1 and discussed with our independent auditors their independence, and

▪	based on the foregoing review and discussion, recommended to the Board of Directors that the audited financial statements be included in Legend’s 2007 annual report on Form 10-K.

Joseph I Gutnick, President, Chief Executive Officer & Chairman of the Board
David S Tyrwhitt, Independent Director

(The foregoing report was adopted by the full Board of Directors in March 2008 in connection with the filing of the Company’s 2007 annual report on Form 10-K which was prior to the appointment of the Company’s Audit Committee in August 2008.)

Stockholder Communications with the Board

Stockholders who wish to communicate with the Board of Directors should send their communications to the Chairman of the Board at the address listed below.  The Chairman of the Board is responsible for forwarding communications to the appropriate Board members.

Mr. Joseph Gutnick
Legend International Holdings, Inc..
PO Box 6315
St Kilda Road Central
Melbourne, Victoria 8008
Australia

Annual Meeting Attendance

The Company encourages all Directors to attend the Annual Meeting of Stockholders either in person or by telephone.  The directors did not attend the 2007 annual meeting as they were overseas on business.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, our Directors, executive officers and beneficial owners of more than 10% of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission concerning their ownership of and transactions in our Common Stock and are also required to provide to us copies of such reports.  Based solely on such reports and related information furnished to us, we believe that in fiscal 2007 all such filing requirements were complied with in a timely manner by all Directors and executive officers and 10% stockholders, except that Mr. Gutnick and Renika Pty Ltd. filed one Form 4 in connection with the sale of stock and Mr. Gutnick filed one Form 4 with respect to the receipt of options, Mr. Lee filed two Form 4’s in connection with the receipt of options and Mr. Michael filed a Form 3 and two Form 4’s in connection with the receipt of options, after the respective due dates of such forms.

EXECUTIVE COMPENSATION

The following table sets forth the annual salary, bonuses and all other compensation awards and pay outs on account of our Chief Executive Officer for services rendered to us during the fiscal years ended December 31, 2006 and 2007 and our Chief Financial Officer and General Manager Development & Resources for services rendered to us during the fiscal year ended December 31, 2007.  No other executive officer received more than US$100,000 per annum during these periods.

Summary Compensation Table

Name and Principal Position	Year	Salary (A$)	Bonus (A$)	Stock Awards (A$)	Option Awards (A$)	Non-Equity Incentive Plan Compensation (A$)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (A$)	All Other Compen -sation (A$)	Total (A$)
Joseph Gutnick, Chairman of the Board, President and CEO	2007 2006	82,132 -	- -	- -	86,764 28,892	- -	- -	26,768 -	195,664 28,892
Peter Lee, CFO & Secretary	2007 2006	115,400 -	- -	- -	65,501 - (i)	- -	- -	38,825 - (ii)(iii)	219,726 -
Craig Michael, Gen Mgr, Development & Resources	2007 2006	48,988 -	- -	- -	59,341 - (i)	- -	- -	11,948 - (ii)	120,277 -

2006 Equity Incentive Plan

The 2006 Plan provides for the granting of options. The maximum number of shares available for awards is 10% of the issued and outstanding shares of common stock on issue at any time.  If an option expires or is cancelled without having been fully exercised or vested, the remaining shares will generally be available for grants of other awards.

The 2006 Plan is administered by the Board comprised solely of directors who are not employees or consultants to Legend or any of its affiliated entities.

Any employee, director, officer, consultant of or to Legend or an affiliated entity (including a company that becomes an affiliated entity after the adoption of the 2006 Plan) is eligible to participate in the 2006 Plan if the Committee, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the success of Legend or an affiliated entity. During any one year period, no participant is eligible to be granted options to purchase more than 5% shares of our issued and outstanding common stock or if they provide investor relations activities, or are a consultant to the Company, 2% of the issued and outstanding shares of common stock in any 12 month period.

Options granted under the 2006 Plan are to purchase Legend common stock.  The term of each option will be fixed by the Board, but no option will be exercisable more than 10 years after the date of grant.  The option exercise price is fixed by the Board at the time the option is granted.  The exercise price must be paid in cash. Options granted to participants vest and have a term of 10 years.

Outstanding Equity Awards at Fiscal Year-End

Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Been Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Joseph Gutnick, Chairman of the Board, President and CEO	-	-	2,250,000	US$1.00	9/19/16	-	-
Peter Lee, CFO and Secretary(2)	- - -	- - -	787,500 787,500 1,000,000	US$0.444 US$1.00 US$1.00	9/19/16 9/19/16 12/28/17	- - -	- - -	- - -	- - -
Craig Michael, General Manager Development & Resources(3)	- - -	- - -	150,000 150,000 1,250,000	US$0.444 US$1.00 US$1.00	9/10/17 9/10/17 12/28/17	- - -	- - -	- - -	- - -

On September 19, 2006, the Company issued 7,425,000 options pursuant to the 2006 Equity Incentive Plan. Of the total 7,425,000 options issued, 2,475,000 vest on September 19, 2007, 2,475,000 vest on September 19, 2008 and 2,475,000 vest on September 19, 2009. The exercise price of the options is US$1.00 for the President and Chief Executive Officer and for all other participants, US$0.444 for 50% of the options and US$1.00 for the balance of 50% of the options. The options expire on September 19, 2016. The Company has accounted for all options issued in 2006 based upon their fair market value using the Binomial pricing model. There were no employee stock options issued by the Company prior to 2006. An external consultant has calculated the fair value of the options using the Binomial valuation method using a share price of US$0.50, strike price as set out above, maturity period of 5.5 to 6.5 years depending on the vesting date, risk free interest rate of 4.69% and volatility of 60%. This equates to values ranging from US$0.05 to US$0.10 per option depending on the exercise price and vesting date.  The total value of the options equates to A$683,628 (US$574,635). The gross fair value is amortised into operations over the vesting period.

No award is transferable, or assignable by the participant except upon his or her death.

The Board may amend the 2006 Plan, except that no amendment may adversely affect the rights of a participant without the participant’s consent or be made without stockholder approval if such approval is necessary to qualify for or comply with any applicable law, rule or regulation the Board deems necessary or desirable to qualify for or comply with.

Subject to earlier termination by the Board, the 2006 Plan has an indefinite term except that no ISO may be granted following the tenth anniversary of the date the 2006 Plan is approved by stockholders.

Other than the issue of these Options, there are no other current plans or arrangements to grant any options under the 2006 Plan.

Compensation Pursuant to Plans

The Company does not have any pension or profit sharing plans.  The Company does not have any employees and therefore has no superannuation obligations.

Equity Compensation Plan Information

	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available future issuance under equity compensation (excluding securities reflected in Column One)
Equity compensation plans approved by security holders	12,587,500	A$0.8820	5,119,326

Equity compensation plans not approved by security holders	-	-	-

Director Compensation

Name	Fees Earned or Paid in Cash (US$)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total (US$)
David Tyrwhitt	15,600						15,600

It is our policy to reimburse Directors for reasonable travel and lodging expenses incurred in attending Board of Directors meetings.  Commencing January 2005, non-management Directors are paid Directors fees of A$20,000 per annum. Commencing June 27, 2008, non-management Directors are paid Directors fees of A$60,000 per annum and Directors are paid A$1,500 for attendance at a committee meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets out, to the best of our knowledge, the numbers of shares in us beneficially owned as at September 15, 2008 by:

(i)	each of our present Executive Officers and Directors,

(ii)	each person (including any “group” as that term is defined in Section 13(d)(3) of the Securities Exchange Act) who beneficially owns more than 5% of our Common Stock, and

(iii)	all of our present Directors and officers as a group.

Title of Class	Name	Number of Shares Owned		Percentage of Shares (1)
Shares of Common Stock	Joseph and Stera Gutnick *	69,426,726	(2)(3)(4)(5)	30.68
Shares of Common Stock	David Tyrwhitt *	-	(6)	-
Shares of Common Stock	Dr U.S Awasthi	-	(11)	-
Shares of Common Stock	Manish Gupta	-	(12)	-
Shares of Common Stock	Dr Allan Trench	-	(13)	-
Shares of Common Stock	Henry Herzog	884,940	(14)	**
Shares of Common Stock	Peter Lee *	1,050,000	(7)	**
Shares of Common Stock	Craig Michael *	100,000	(8)	**

	All officers and Directors As a Group	71,461,666		31.58

Title of Class	Name	Number of Shares Owned		Percentage of Shares (1)
Shares of Common Stock	Atticus European Fund, Ltd 767 Fifth Avenue – 12th Fl. New York, NY 10153	29,127,339	(9)	13.18
Shares of Common Stock	Green Way Portfolio D 767 Fifth Avenue – 12th Fl. New York, NY 10153	1,842,661	(9)	0.83
Shares of Common Stock	Kisan International Trading, FZE Emaar Business Park No.2, Office 562, Jebel Ali Dubai, UAE Post Box 261835	45,000,000	(10)	17.9

*	unless otherwise indicated, the address for each person is C/- Legend International Holdings, Inc., Level 8, 580 St Kilda Road, Melbourne, Victoria 3004, Australia.
**	less than 1%

(1)	Based on 226,273,976 shares outstanding as of September 15, 2008.

(2)	Includes 48,755,476 shares of Common Stock owned by Renika Pty. Ltd., of which Mr. Joseph Gutnick, Stera M. Gutnick and members of their family are officers, Directors and principal stockholders.

(3)
Includes 750,000 shares issuable to Mr Joseph Gutnick upon exercise of stock options of which vested on September 19, 2007. Mr. Gutnick holds a further 750,000 options which vest on September 19, 2008, 750,000 options which vest on September 19, 2009, 1,666,666 options which vest on February 7, 2009, 1,666,667 options which vest on February 7, 2010, and 1,666,667 options which vest on February 7, 2011.

(4)	Joseph Gutnick and Stera Gutnick are husband and wife.

(5)
Includes 19,901,250 shares of Common Stock owned by Chabad House of Caulfield Pty Ltd. (“Chabad House”), a private corporation that is the trustee of the Heichal Menachem Community Centre Fund, a charitable organization. Joseph Gutnick and Stera Gutnick are directors of Chabad House but disclaim any beneficial interest in the shares of Common Stock owned by Chabad House.

(6)	Does not include 333,333 options which vest on July 11, 2009, 333,333 options which vest on July 11, 2010 and 333,334 options which vest on July 11, 2011.

(7)
Includes 525,000 shares issuable to Mr. Peter Lee upon exercise of stock options of which vested on September 19, 2007 and 525,000 options which vest on September 19, 2008. Mr. Lee holds a further 333,333 options which vest on December 28, 2008, 333,333 options which vest on December 28, 2009, 525,000 options which vest on September 19, 2009 and 333,333 options which vest on December 28, 2010.

(8)
Includes 100,000 shares issuable to Mr. Michael upon exercise of stock options which vest on September 10, 2008 and. Does not include 416,666 options which vest on December 28, 2008, 416,666 options which vest on December 28, 2009,  100,000 options which vest on September 10, 2009, 416,667 options which vest on December 28, 2010, 100,000, options which vest on September 10, 2010.

(9)	In accordance with a Form 4 dated June 06, 2008, Atticus Capital LP, Atticus Management Limited and Mr. Timothy Barakett may be deemed to be beneficial owners of the shares of Common Stock.

(10)
Includes 20,000,000 shares of common stock owned by Kisan International Trading, FZE, a subsidiary of Indian Farmers Fertilizer Cooperative Limited (“IFFCO”). Also includes share issuable upon exercise of the following stock options: 8,000,000 options which were granted to IFFCO which are exercisable no later than July 14, 2009, 8,000,000 options which are exercisable no later than January 14, 2010, and 9,000,000 options which are exercisable no later than July 14, 2010.

(11)
Dr U.S Awasthi is a director of the Indian Farmers Fertilizer Cooperative Limited which wholly owns Kisan International Trading, FZE.  In accordance with a Form 3 dated September 02, 2008, no securities of the Company are beneficially owned by Dr U.S Awasthi.

(12)
Manish Gupta is a director of the Indian Farmers Fertilizer Cooperative Limited which wholly owns Kisan International Trading, FZE.  In accordance with a Form 3 dated August 29, 2008, no securities of the Company are beneficially owned by Manish Gupta.

(13)	Does not include 116,667 options which vest on August 11, 2009, 116,667 options which vest on August 11, 2010 and 116,666 options which vest on August 11, 2011.

(14)	Shares of Common Stock are held by Riccalo Pty Ltd., of which Henry Herzog and members of his family are officers, directors and principal stockholders

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In December 2004, the Company entered into an agreement with AXIS Consultants Pty Ltd to provide geological, management and administration services to the Company.  AXIS is affiliated through common management. We are one of five affiliated companies.  Each of the companies has some common Directors, officers and shareholders.  In addition, each of the companies is substantially dependent upon AXIS for its senior management and certain mining and exploration staff.  A number of arrangements and transactions have been entered into from time to time between such companies.  It has been the intention of the affiliated companies and respective Boards of Directors that each of such arrangements or transactions should accommodate the respective interest of the relevant affiliated companies in a manner which is fair to all parties and equitable to the shareholders of each. Currently, there are no material arrangements or planned transactions between the Company and any of the other affiliated companies other than AXIS.

AXIS is paid by each company for the costs incurred by it in carrying out the administration function for each such company.  Pursuant to the Service Agreement, AXIS performs such functions as payroll, maintaining employee records required by law and by usual accounting procedures, providing insurance, legal, human resources, company secretarial, land management, certain exploration and mining support, financial, accounting advice and services.  AXIS procures items of equipment necessary in the conduct of the business of the Company.  AXIS also provides for the Company various services, including but not limited to the making available of office supplies, office facilities and any other services as may be required from time to time by the Company as and when requested by the Company.

We are required to reimburse AXIS for any direct costs incurred by AXIS for the Company.  In addition, we are required to pay a proportion of AXIS’s overhead cost based on AXIS’s management estimate of our utilisation of the facilities and activities of AXIS plus a service fee of not more than 15% of the direct and overhead costs. Amounts invoiced by AXIS are required to be paid by us.  We are also not permitted to obtain from sources other than AXIS, and we are not permitted to perform or provide ourselves, the services contemplated by the Service Agreement, unless we first request AXIS to provide the service and AXIS fails to provide the service within one month.

The Service Agreement may be terminated by AXIS or us upon 60 days prior notice.  If the Service Agreement is terminated by AXIS, we would be required to independently provide, or to seek an alternative source of providing, the services currently provided by AXIS.  There can be no assurance that we could independently provide or find a third party to provide these services on a cost-effective basis or that any transition from receiving services under the Service Agreement will not have a material adverse effect on us.  Our inability to provide such services or to find a third party to provide such services may have a material adverse effect on our operations.

In accordance with the Service Agreement AXIS provides the Company with the services of our Chief Executive Officer, Chief Financial Officer, geologists and clerical employees, as well as office facilities, equipment, administrative and clerical services. We pay AXIS for the actual costs of such facilities plus a maximum service fee of 15%.

During 2006, AXIS charged the Company A$203,664 in management fees and administration services, A$212,679 for exploration services provided to the Company, charged interest of A$13,498 on the outstanding balance, loaned us $4,500 and the Company repaid A$180,000. AXIS charged interest at a rate of between 9.35% and 10.10% for 2006. AXIS did not charge a service fee for 2006. The amount owed to AXIS at December 31, 2006 was A$312,253.  During 2007, AXIS charged the Company A$1,126,311 in management fees including salaries incurred in relation to AXIS staff that provided services to the Company, A$834,552 for exploration services provided to the Company, A$151,800 for asset usage, interest of A$14,683 and we repaid A$2,432,687. AXIS charged interest at a rate of 10.10% for 2007. The amount owed to AXIS at December 31, 2007 was A$6,912.

On December 14, 2004, the Company issued 20,250,000 options to Renika Pty Ltd (“Renika”) as consideration for services to be rendered by the new President and Chief Executive Officer of the Company.  The 20,250,000 options convert to 20,250,000 shares of common stock at an exercise price of $0.022 and a latest exercise date of December 2009.  The Company undertook a Black Scholes valuation of the options using a $0.022 exercise price, $0.022 market price, 5 year life, risk free interest rate of 5.155% and a volatility of 16.7% which equated to a value of $123,300.  The $0.022 market price was based on the price of the Company’s shares of common stock at the time.  In the absence of any independent directors on the Company’s Board, the Company’s sole director, Mr. Gutnick, appointed Dr. David Tyrwhitt to approve the terms of the options on behalf of the Company.  In September 2005, Renika exercised the 20,250,000 options using the cashless exercise feature and were issued 17,085,937 shares of common stock.

Wilzed Pty Ltd, a company associated with President and CEO of the Company, Joseph Gutnick, has paid expenses on behalf of the Company and has provided loan funds to enable the Company to meet its liabilities. During fiscal 2005, Wilzed loaned the Company A$7,361 and charged interest of A$181 on the outstanding balance. At December 31, 2005, the Company owed Wilzed A$7,542. During the 2006 fiscal year, Wilzed loaned A$324,951 and charged A$3,588 in interest, and we repaid $336,081. The amount owing at December 31, 2006 is A$nil. Wilzed charged interest at a rate of 9.35% for fiscal 2005 and between 9.35% and 9.85% for fiscal 2006.

Mr Joseph Gutnick, the President of the Company advanced the Company the initial deposit on opening a US Dollar bank account. In March, 2007, the balance of A$831, owing of the initial advance of A$1,303 (US$1,000) less expenses incurred of A$472, was repaid.

Effective as of March 3, 2006, Legend entered into a Contract for the Sale of Mining Tenements (“Contract”) with Astro Diamond Mines N.L. (“Astro”) an Australian company pursuant to which the Company acquired certain diamond mining tenements in Northern Australia from Astro. The consideration payable by Legend to Astro was A$1.5 million and Legend was also required to pay to Astro any costs incurred on the tenements after February 1, 2006.  Astro provided commercial warranties which are usual for a transaction of this nature in favour of Legend. Under Australian law, Astro was required to provide an independent experts report to shareholders for this transaction. In order to prepare the independent experts report, a mineral valuation was prepared on behalf of Astro which indicated that the preferred value for the tenements that are the subject of the transaction was A$1.5 million. This formed the basis of the consideration agreed by the parties. The President and Chief Executive Officer of the Company, Mr. J. I. Gutnick, is Chairman and Managing Director of Astro and Dr D.S. Tyrwhitt, an independent Director of the Company is also a Director of Astro. The tenements are located in the Northern Territory of Australia and are prospective for diamonds. Astro incurred costs on the mining tenements from February 1, 2006 which at settlement Legend was required to pay. However, Astro had not quantified the amount at the date of settlement. At December 31, 2006, the Company owed Astro A$942,433 including interest of A$21,302. During fiscal 2007, the amount was repaid in full including interest charge for fiscal 2007 of A$16,774. Astro charged interest at a rate of 10.10% in 2007.

The Company appointed Mr. Mordechai Gutnick, as the Company’s General Manager, Business in December, 2007.  Mr.  Gutnick is the son of Joseph Gutnick, the Company’s President and Chairman of the Board.  Mr. Mordechai Gutnick receives an annual salary paid via AXIS.  In addition, in December, 2007, Mr. Mordechai Gutnick was granted 2,000,000 stock options with an exercise price of US$1.00 per share which vest 1/3 on December 28, 2008, 1/3 on December 28, 2009 and 1/3 on December 28, 2010.

Transactions with Management.

We have a policy that we will not enter into any transaction with an Officer, Director or affiliate of us or any member of their families unless the transaction is approved by a majority of our disinterested non-employee Directors and the disinterested majority determines that the terms of the transaction are no less favourable to us than the terms available from non-affiliated third parties or are otherwise deemed to be fair to us at the time authorised.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS

Stockholder proposals that are intended to be included in our proxy statement for our 2009 Annual Meeting pursuant to Proxy Rule 14a-8 must be received by us no later than June 26, 2009, and must otherwise comply with that rule.

INDEPENDENT AUDITORS

The Board of Directors has approved the selection and retention of PKF, Certified Public Accountants, a Professional Corporation, to audit our consolidated financial statements for our fiscal year ending December 31, 2008.  PKF has served as our independent auditors since 2004.

Representatives of PKF are not expected to be present at the Annual Meeting.

The following table shows the audit fees incurred for fiscal 2007 and 2006.

	2007 A$	2006 A$

Audit fees	$62,049	$35,062
Audit related fees	$-	$-
Tax fees	$2,994	$4,280

Total	$65,043	$39,342

Audit fees were for the audit of our annual financial statements, review of financial statements included in our 10-QSB/10-Q quarterly reports, and services that are normally provided by independent auditors in connection with our other filings with the SEC. This category also includes advice on accounting matters that arose during, or as a result of, the audit or review of our interim financial statements.

As part of its duties, our Board of Directors pre-approves audit and non-audit services performed by our independent auditors in order to assure that the provision of such services does not impair the auditors' independence. Our Board of Directors does not delegate to management its responsibilities to pre-approve services performed by our independent auditors.

OTHER MATTERS

We know no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

The Company’s Annual Report on Form 10-K is available at www.lgdi.net under the section entitled “Corporate—Company Announcements—10K Reports (Annual)”. Stockholders may request a copy of our Annual Report free of charge by contacting:

Peter Lee
Corporate Secretary
Level 8
580 St Kilda Road
Melbourne Vic 3004
Australia

By order of the Board of Directors,

Peter J Lee
Secretary

October 31, 2008

LEGEND INTERNATIONAL
HOLDINGS, INC.

To Vote Your Proxy by Mail

▪	Mark, sign and date your proxy card.
▪	Detach your proxy card.
▪	Return your proxy card in the
envelope provided

☐
▼FOLD AND DETACH HERE AND READ THE REVERSE SIDE▼

Please vote and sign on this side	☒
and return promptly in the
enclosed envelope. Do not forget	Votes must be indicated
to date your proxy.	(x) in Black or Blue ink.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE PROPOSALS.
1.	To elect six Directors:							FOR	AGAINST	ABSTAIN

FOR	☐	Against	☐	*EXCEPTIONS	☐	2.	To Transact Such Other Business As May	☐	☐	☐
							Properly Come Before The Meeting Or
							Any Adjournment.

Nominees:	Joseph Isaac Gutnick, David Stuart Tyrwhitt, Dr U.S Awasthi, Manish Gupta,
Dr. Allan Trench and Mr. Henry Herzog.

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions”
box and write that nominee’s name in the space provided below.)

* Exceptions

NOTE: Please sign exactly as name appears hereon, When shares are held by joint owners, both should sign. When signing as attorney, executor administrator, trustee or guardian, please give title as such. If a corporation please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership

Date Share Owner sign here	Co-Owner sign here

1

Legend International Holdings, Inc.
2008 ANNUAL MEETING OF STOCKHOLDERS
Wednesday, November 27, 2008 at 2:00 pm
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
LEGEND INTERNATIONAL HOLDINGS, INC.

The undersigned appoints Joseph I. Gutnick and Peter Lee, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Legend International Holdings, Inc. held of record by the undersigned at the close of business on October 10, 2008 at the 2008 Annual Meeting of Stockholders of Legend International Holdings, Inc. to be held on November 27, 2008 or at any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Cut off date will be November 21, 2008.

(Continued and to be signed and dated on reverse side.)

2